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EXHIBIT 5.1

                              SOL V. SLOTNIK, P.C.
                         11 EAST 44TH STREET-19TH FLOOR
                            NEW YORK, NEW YORK 10017
                               TEL. (212) 687-1222
                               FAX (212) 986-2399

                                                               December 17, 2009

Board of Directors
Consorteum Holdings, Inc.
2900 John Street--Suite 202
Markham, Ontario Canada L3R 5G3

     Re:  Consorteum Holdings, Inc. -- Form S-8 Opinion and Consent

Gentlemen:

We have acted as counsel for Consorteum Holdings, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, covering Ten Million (10,000,000) shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), authorized for issuance under and pursuant to the terms and conditions of the Company's 2009 Professional Services Stock Compensation Plan (the "Plan"). We have reviewed the corporate actions of the Company in connection with this matter and have examined and relied upon such documents, corporate records, and other evidence as we have deemed necessary for the purpose of this opinion including the Plan.

Based on the foregoing, it is our opinion that:

      (a) The Company has taken all requisite corporate action and all other action required with respect to the authorization of the Shares of Common Stock; and

      (b) The Shares have been duly authorized for issuance, and when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Sincerely yours,
                                             Sol V. Slotnik, P.C.


                                             By: /s/ Sol V. Slotnik
                                                 -------------------------------
                                                 Sol V. Slotnik